EXHIBIT 99.1

Staples, Inc. Reports First Quarter 2004 Sales Increased 12 Percent; Earnings Per Share Exceed Analyst Consensus By 3 Cents

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 18, 2004--

    North American Retail Comparable Sales Rose to an Industry-Leading Five Percent

    North American Delivery Sales Accelerated in the First Quarter, Growing 11 Percent

    Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended May 1, 2004. Total company sales for the quarter grew to $3.45 billion, an increase of 12 percent versus $3.09 billion for the same quarter of the prior year. North American Retail comparable sales increased five percent and North American Delivery sales rose 11 percent.
    The company achieved net income of $126 million for the quarter, or earnings per share of $0.25, on a diluted basis, exceeding analyst consensus of $0.22. This represents a 39 percent increase over pro forma earnings per share of $0.18 reported for the first quarter of 2003. On a GAAP basis, net income grew 400 percent from the $25 million or $0.05 per share reported for the first quarter of 2003. First quarter 2003 GAAP results included a $62 million adjustment, or $0.13 per share, for the application of EITF 02-16.
    "Our associates delivered another terrific quarter, with all segments of the business exceeding expectations," said Ron Sargent, president and CEO. "We're gaining market share and differentiating our company as a result of our focus on customer satisfaction and execution."

    Highlights of Staples' performance for the first quarter include:

    -- Customer service improvements resulted in the highest retail Mystery Shop and delivery Perfect Order scores in the company's history.

    -- North American Retail grew sales 10 percent and operating profit 40 percent.

    -- North American Delivery benefited from investments made in 2003, growing sales 11 percent and operating profit 24 percent.

    -- Europe grew sales 20 percent and achieved significant improvement in profitability in both the retail and delivery businesses. Operating profit rose 137 percent.

    --  The company generated $128 million in free cash flow.

    "Delivering on our promise to make buying office products easy for our customers, coupled with executing our strategy to drive return on net assets, remain Staples' recipe for achieving superior performance and differentiation," said Sargent.

    Outlook

    For the second quarter of 2004, Staples expects to achieve 20 percent earnings per share growth, consistent with current consensus. Second quarter revenues are expected to increase in the high single-digits, with North American Retail comparable sales in the low single-digits.
    As a result of achieving earnings per share of $0.03 above expectations in the first quarter, we now expect to deliver more than 20 percent earnings growth for the full year. The company will continue to invest in profitable growth for the future and is comfortable with the existing analyst consensus for earnings per share for the remainder of the year.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products retailer. With 60,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2003 sales of $13 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in the US, Belgium, Canada, France, Germany, Italy, the Netherlands, Portugal, Spain, Sweden, and the United Kingdom. Headquartered outside of Boston, Staples operates approximately 1,600 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores successfully; our growth may continue to strain operations, which could adversely affect our business and financial results; our operating results may be impacted by changes in the economy; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation and are impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses and seasonality; our expanding international operations expose us to the unique risks inherent in foreign operations; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit; and those other factors discussed in our quarterly report on Form 10-Q for the quarter ended May 1, 2004, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

                    STAPLES, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
           (Dollar Amounts in Thousands, Except Share Data)


                                                 May 1,
                                                  2004     January 31,
                                               (Unaudited)    2004
                                               -----------  ----------
ASSETS
Current assets:
   Cash and cash equivalents                   $  389,818  $  457,465
   Short-term investments                       1,028,475     934,275
   Receivables, net                               411,490     410,330
   Merchandise inventories, net                 1,377,415   1,465,989
   Deferred income taxes                           98,011      96,247
   Prepaid expenses and other current assets      101,647     114,598
                                                ----------  ----------
        Total current assets                    3,406,856   3,478,904

Property and equipment:
   Land and buildings                             598,684     601,063
   Leasehold improvements                         688,823     692,837
   Equipment                                    1,056,703   1,045,605
   Furniture and fixtures                         539,684     533,104
                                                ----------  ----------
        Total property and equipment            2,883,894   2,872,609
   Less accumulated depreciation and
    amortization                                1,408,642   1,367,308
                                                ----------  ----------
        Net property and equipment              1,475,252   1,505,301

   Lease acquisition costs, net of accumulated
    amortization                                   45,230      44,227
   Intangible assets, net of accumulated
    amortization                                  207,553     209,541
   Goodwill                                     1,202,007   1,202,007
   Other assets                                    57,097      63,066
                                                ----------  ----------
        Total assets                           $6,393,995  $6,503,046
                                                ==========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                            $1,058,596  $1,110,631
   Accrued expenses and other current
    liabilities                                   849,039     822,453
   Debt maturing within one year                  180,920     190,150
                                                ----------  ----------
        Total current liabilities               2,088,555   2,123,234

Long-term debt                                    549,871     567,433
Deferred tax liability                             12,888       7,563
Other long-term obligations                       148,985     141,916

Stockholders' equity:
   Preferred stock - authorized 5,000,000
    shares of $.01 par value; no shares issued          -           -
   Common stock - authorized 2,100,000,000
    shares of $.0006 par value; issued
    528,883,406 shares at May 1, 2004 and
    527,121,843 shares at January 31, 2004            317         316
   Additional paid-in capital                   1,968,224   1,933,379
   Cumulative foreign currency translation
    adjustments                                    61,373      81,002
   Retained earnings                            2,235,480   2,209,302
   Treasury stock at cost - 32,225,898 shares
    at May 1, 2004 and 27,927,347 shares at
    January 31, 2004                             (671,698)   (561,099)
                                                ----------  ----------
        Total stockholders' equity              3,593,696   3,662,900
                                                ----------  ----------
          Total liabilities and stockholders'
           equity                              $6,393,995  $6,503,046
                                                ==========  ==========


                    STAPLES, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
            (Amounts in Thousands, Except Per Share Data)


                                                     (Unaudited)
                                                   13 Weeks Ended
                                               -----------------------
                                                 May 1,      May 3,
                                                  2004        2003
                                              - ----------  ----------

Sales                                          $3,452,155  $3,091,288
Cost of goods sold and occupancy costs          2,516,530   2,379,211
                                                ----------  ----------
    Gross profit                                  935,625     712,077

Operating and other expenses:
  Operating and selling                           585,597     536,156
  Pre-opening                                       1,683       1,237
  General and administrative                      144,442     126,506
  Amortization of intangibles                       1,989       1,943
  Interest and other expense, net                   3,912       6,940
                                                ----------  ----------
    Total operating and other expenses            737,623     672,782
                                                ----------  ----------

   Income before income taxes                     198,002      39,295
Income tax expense                                 72,271      14,539
                                                ----------  ----------
   Net income                                  $  125,731  $   24,756
                                                ==========  ==========

Earnings Per Share:

   Basic earnings per common share:            $     0.25  $     0.05
                                                ==========  ==========

   Diluted earnings per common share:          $     0.25  $     0.05
                                                ==========  ==========

   Number of shares used in computing basic
     earnings per common share:                   495,193     470,930
                                                ==========  ==========

   Number of shares used in computing diluted
     earnings per common share:                   506,457     477,821
                                                ==========  ==========

Dividends declared per common share            $     0.20           -
                                                ==========  ==========

NOTE: Certain 2003 amounts have been reclassified to reflect changes in accounting for coupons as a result of EITF 03-10, which had no impact on net income.


                    STAPLES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                    (Dollar Amounts in Thousands)

                                                     (Unaudited)
                                                    13 Weeks Ended
                                                ----------------------
                                                  May 1,      May 3,
                                                   2004        2003
                                                 ----------  ---------
Operating Activities:
 Net income                                     $  125,731  $  24,756
 Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
    Depreciation and amortization                   67,639     70,798
    Deferred tax benefit                            (2,542)   (37,461)
    Other                                           12,144     13,792
    Changes in assets and liabilities:
      Increase in receivables                       (5,953)   (28,043)
      Decrease in merchandise inventories           74,609    121,111
      Decrease in prepaid expenses and other
       assets                                       12,984      9,254
      Decrease in accounts payable                 (41,730)   (98,487)
      Decrease in accrued expenses and other
       liabilities                                 (62,592)   (97,852)
      Increase in other long-term obligations        2,558      1,798
                                                 ----------  ---------
Net cash provided by (used in) operating
 activities                                        182,848    (20,334)

Investing Activities:
 Acquisition of property and equipment             (55,140)   (43,876)
 Purchase of short-term investments                (94,205)         -
 Proceeds from sale of short-term investments            -     95,175
                                                 ----------  ---------
Net cash (used in) provided by investing
 activities                                       (149,345)    51,299

Financing Activities:
 Proceeds from sale of capital stock                18,912     15,825
 Payments on borrowings                             (2,557)  (326,427)
 (Purchase) reissuance of treasury stock          (110,599)        24
                                                 ----------  ---------
Net cash used in financing activities              (94,244)  (310,578)

Effect of exchange rate changes on cash and cash
 equivalents                                        (6,906)     4,743

Net decrease in cash and cash equivalents          (67,647)  (274,870)
Cash and cash equivalents at beginning of period   457,465    495,889
                                                 ----------  ---------
Cash and cash equivalents at end of period      $  389,818  $ 221,019
                                                 ==========  =========


                    STAPLES, INC. AND SUBSIDIARIES
                          Segment Reporting
                    (Dollar Amounts in Thousands)


                                                     (Unaudited)
                                                   13 Weeks Ended
                                               -----------------------
                                                 May 1,      May 3,
                                                  2004        2003
                                                ----------  ----------

Sales:
North American Retail                          $1,982,383  $1,798,761
North American Delivery                         1,007,916     908,011
European Operations                               461,856     384,516
                                                ----------  ----------
   Total sales                                 $3,452,155  $3,091,288
                                                ==========  ==========

Business Unit Income:
North American Retail                          $  106,114  $   75,703
North American Delivery                            73,105      58,912
European Operations                                22,695       9,595
                                                ----------  ----------
   Total business unit income                  $  201,914  $  144,210
Interest and other expense, net                    (3,912)     (6,940)
Impact of change in accounting principle                -     (97,975)
                                                ----------  ----------
   Income before income taxes                  $  198,002  $   39,295
                                                ==========  ==========

    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli/Deborah Hohler, 508-253-8530/8509 or
             Investor Contact:
             Laurel Lefebvre/Katy Nash, 508-253-4080/7342